Exhibit A

AGREEMENT

The undersigned agree that this Amendment No. 3 to Schedule 13D dated December 26, 2024 relating to the Common Shares of Greenfire Resources Ltd. shall be filed on behalf of the undersigned.

Brigade Capital Management, LP

By:	/s/ Donald E. Morgan, III
Name: Donald E. Morgan, III
Title: Managing Member of its General Partner
Date December 26, 2024

Brigade Capital Management GP, LLC

/s/ Donald E. Morgan, III
Name: Donald E. Morgan, III
Title: Managing Member
Date December 26, 2024

/s/ Donald E. Morgan, III
Donald E. Morgan, III, individually
Date December 26, 2024